EXHIBIT 5.1

919 Third Avenue New York, NY 10022 212 935 3000 mintz.com

January 8, 2024

SELLAS Life Sciences Group, Inc.

7 Times Square, Suite 2503

New York, New York 10036

Ladies and Gentlemen:

We have acted as legal counsel to SELLAS Life Sciences Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Prospectus Supplement, dated January 4, 2024 (the “Prospectus Supplement”), to a Registration Statement (File No. 333-255318) on Form S-3 (the “Registration Statement”), filed by the Company with the Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus Supplement relates to the sale of (i) an aggregate of 10,130,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), (ii) pre-funded warrants (“Pre-Funded Warrants”) to purchase up to 1,870,000 shares of Common Stock (the “Pre-Funded Warrant Shares”), and (iii) common warrants (the “Common Warrants” and together with the Pre-Funded Warrants, the “Warrants”) to purchase up to 12,000,000 shares of Common Stock (the “Common Warrant Shares” and together with the Pre-Funded Warrant Shares, the “Warrant Shares”), pursuant to those certain Securities Purchase Agreements, dated January 4, 2024 between the Company and the purchasers named therein (collectively, the “Purchase Agreements”). The forms of Purchase Agreements will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statement. This opinion is being rendered in connection with the filing of the Prospectus Supplement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as currently in effect, the Registration Statement and the exhibits thereto, the Prospectus Supplement and the Purchase Agreements and such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. With respect to our opinion as to the shares of Common Stock issuable upon exercise of the Warrants, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance under the Company’s Amended and Restated Certificate of Incorporation as then in effect and that the exercise price per share of the Warrants is an amount that is not less than the par value of the Common Stock. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

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MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

MINTZ January 8, 2024 Page 2

Our opinion is limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Based upon the foregoing, we are of the opinion that (i) the Shares, when issued and delivered in accordance with the terms of the Purchase Agreements, will be validly issued, fully paid and non-assessable, (ii) the Warrants, if and when paid for in accordance with the terms of the Registration Statement and the Purchase Agreements, will constitute valid and legally binding obligations of the Company, except as may be limited by bankruptcy, insolvency or other similar laws affecting the rights and remedies of creditors in general and the general principles of equity and (iii) with respect to Warrant Shares issuable upon exercise of the Warrants when the exercise price is paid in full and the Warrant Shares are issued in accordance with the terms and conditions of the Warrants, will be validly issued, fully paid and non-assessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We understand that you wish to file this opinion with the Commission as an exhibit to a Current Report on Form 8-K for incorporation by reference into the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the Prospectus Supplement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris,
Glovsky and Popeo, P.C.